Exhibit 99.1

FOR IMMEDIATE RELEASE

July 15, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations and Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Schedules August 5 Conference Call to Discuss Second Quarter 2020 Earnings

DALLAS, July 15, 2020 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) will host a webcast and conference call on Wednesday, August 5, at 8 a.m. Central time to discuss second quarter 2020 financial and operational results.

The dial-in number for the earnings call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10146379. Here they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

EnLink’s second quarter of 2020 quarterly report and earnings press release will be posted on the Investors page at www.EnLink.com after market close Tuesday, August 4.

All dates and times are subject to change. Any timing updates, along with participation instructions for the webcasts and conference calls will be provided via press release prior to the event.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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